                            STATE OF SOUTH CAROLINA               EXHIBIT 3.1

                               SECRETARY OF STATE


                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                            THE LIBERTY CORPORATION


         The following Restated Articles of Incorporation supersede and take the place of the original Articles of Incorporation of The Liberty Corporation (the "Corporation") filed November 27, 1967 and all amendments thereto. These Restated Articles of Incorporation and the amendments made thereby were approved by the shareholders of the Corporation at a meeting held on May 7, 1985.

         1.  The name of the Corporation is "The Liberty Corporation."

         2. The registered office of the Corporation is 2000 Wade Hampton Boulevard, located in the City of Greenville, County of Greenville, and the State of South Carolina, and the name of its registered agent at such address is Martha G. Williams.

         3.  The period of duration of the Corporation shall be perpetual.

         4. (a) The Corporation is authorized to issue shares of stock as follows:

                                                   Authorized Number
            Class of Shares                          of Each Class           Par Value
            ---------------                        -----------------         ---------
             Common Stock                             25,000,000               $1.00

             Preferred Stock                          10,000,000               $1.00

             The relative rights, preferences and limitations of the shares of each class, and of each series within a class, shall be as set forth in, or established pursuant to, this Article 4.

             (b) No holders of shares of the Corporation of any class or series shall be entitled, as a matter of right, to any preemptive rights to subscribe for or purchase any shares of any class or series, whether now or hereafter authorized, any options or rights to purchase any such shares, or any bonds, debentures or other securities of the Corporation, whether or not convertible into or carrying an option to purchase any such shares.


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
             (c) In any election of Directors of the Corporation, including any election of additional Directors under specified circumstances by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, a shareholder shall not be entitled to cumulate his votes, but shall be entitled to cast for any one candidate only as many votes as are entitled to be cast, as provided in or pursuant to this
Article 4, with respect to the number of shares held of record by such shareholder.

             (d) All shares of Common Stock are of one and the same class and when issued have equal rights of participation in dividends and assets of the Corporation and shall be non-assessable. The holders of Common Stock shall be entitled to one vote for each of the shares of such stock held by them of record at any meeting of shareholders.

             (e) In no event, so long as any shares of the Preferred Stock shall be outstanding, shall any dividends whatsoever (other than dividends in Common Stock) be paid or declared on the Common Stock, nor shall any distribution be made on the Common Stock, unless full dividends on all outstanding shares of the Preferred Stock of all series for all past quarterly dividend periods and for the current quarter shall have been paid or declared and set apart for payment.

             (f)(i) The Board of Directors is hereby authorized to issue Preferred Stock from time to time in one or more series, which Preferred Stock shall be preferred to the Common Stock as to dividends and distribution of assets of the Corporation on dissolution and shall have such distinctive designations as may be stated in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. In such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is expressly authorized to fix the number of shares constituting such series and to fix the relative rights and preferences of the shares of the series so established to the full extent allowable by law except insofar as such rights and preferences are fixed herein. Such authorization in the Board of Directors expressly includes the authority to fix and determine the relative rights and preferences of such shares in the following respects:

                 (A) the annual dividend rate on such shares and the date from which dividends shall be accumulated;

                 (B) whether such shares may be redeemed and, if so, the redemption price, which may vary at different dates, and the terms and conditions of the redemption, including possible differences with respect to any purchase, retirement or sinking fund;

                 (C) the amount payable upon such shares in event of voluntary and involuntary liquidation;





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
                 (D) purchase, retirement or sinking fund provisions, if any, for the redemption or purchase of such shares;

                 (E) the terms and conditions, if any, on which such shares may be convertible into, or exchangeable for, shares of Common Stock or shares of any other series or class; and

                 (F) the voting rights, if any. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect to the particulars that may be fixed by the Board of Directors as hereinabove provided in this subparagraph and which may vary among the series.

             (ii) The holders of the Preferred Stock of each series, in preference to the holders of the Common Stock, shall be entitled to receive, as and when declared by the Board of Directors, cumulative cash dividends at the rate for such series fixed in accordance with the resolution or resolutions of the Board of Directors establishing such series, payable quarterly on dates as may be fixed in such resolution or resolutions. No dividends shall be paid upon, or declared on, any share of Preferred Stock for any quarterly dividend period unless at the same time dividends for the same quarterly dividend period shall be paid upon, or declared on, all shares of Preferred Stock of all series then issued and outstanding ratably in proportion to the respective annual dividend rates fixed therefor as hereinabove provided. Cash dividends upon each series of Preferred Stock shall commence to accrue and shall be cumulative:

                 (A) if issued on or prior to the record date for the first dividend on shares of such series, then from the date fixed for the purpose by the Board of Directors in its resolutions establishing such series;

                 (B) if issued during the period commencing immediately after the record date for a dividend on shares of such series and ending at the close of the payment date for such dividend, then from such last mentioned dividend payment date; and

                 (C) otherwise from the dividend payment date next preceding the date of issue of such shares.

             (iii) The holders of Preferred Stock of any series shall be entitled to such voting rights as shall be specified in the resolution of the Board of Directors establishing such series, including the right as a class to elect additional Directors under specified circumstances. Holders of Common Stock and any series of Preferred Stock having voting rights shall vote together as one class, except with respect to matters which are required by law to be voted upon separately and except that, at any time when the holders of any series of Preferred Stock, voting as a class, are entitled to elect additional





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
Directors under specified circumstances, they shall not be entitled to participate with the holders of Common Stock in the election of any other Directors.

         5.  The Corporation's total authorized capital stock is $35,000,000.

         6. The Corporation did not begin business until there had been paid into the Corporation the required minimum consideration for the issuance of shares, which was $1,000, of which at least $500 was in cash.

         7.  (a)  Except as otherwise fixed pursuant to the provisions of
Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors of the Corporation shall be 16; provided, however, that the number of Directors may be fixed from time to time at any number not less than 9 nor more than 16, by or pursuant to the bylaws of the Corporation. The Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number of members as possible, as shall be provided in the manner specified in the bylaws. Such classification may become effective with respect to an annual election of Directors held at the same meeting of shareholders which approves this Article 7 or at any succeeding annual election of Directors. Following effectiveness of such classification, one class of Directors shall hold office initially for a term expiring at the next succeeding annual meeting of shareholders, another class shall hold office initially for a term expiring at the second succeeding annual meeting of shareholders, and another class shall hold office initially for a term expiring at the third succeeding annual meeting of shareholders. At each annual meeting of the shareholders of the Corporation, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election, and the successor to any Director previously elected by the Directors pursuant to paragraph (b) of this
Article 7 as a member of a class whose term is not expiring at that meeting shall be elected by the shareholders for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred. The members of each class of Directors shall hold office until their successors are elected and qualified, or until their earlier resignation, disqualifications, disability, death or removal from office.

             (b)  Except as otherwise fixed pursuant to the provisions of
Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created Directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from





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
resignation, disqualification, disability, death, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until the next meeting of shareholders and until such Director's successor shall have been elected and qualified, or until his earlier resignation, disqualification, disability, death or removal from office. At the time of any increase in the number of Directors, except in the case of Directors elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the Board of Directors shall specifically allocate the additional directorships among the three classes so as to make the three classes as nearly equal in number of members as possible. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

             (c) Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office without cause only by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

             (d) The shareholders or the Board of Directors shall have power to adopt, alter, amend and repeal the bylaws of the Corporation, subject to any limitations or requirements specified in the bylaws.

             (e) Notwithstanding anything to the contrary contained in these Restated Articles of Incorporation, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal, this Article 7 or any provision hereof.

         8. The general nature of the business for which the Corporation is organized is to acquire and hold all or part of the outstanding stock of one or more corporations engaged in the insurance business or other types of businesses, and to acquire and hold other investment assets. In addition, the Corporation shall be authorized to undertake and carry on any lawful business of any kind or character whatsoever and to sell and deal in real or personal property of any kind or character whatsoever.

         9.                     Part I.

       The Corporation shall be authorized to issue bonds or debentures convertible into other bonds or debentures of the Corporation or into shares of stock of the Corporation within such period and upon such terms and conditions as shall be fixed by the Directors.

                                    Part II.

         The Corporation shall have the power to purchase its own shares of any class out of unreserved and unrestricted capital surplus available therefor.

                                   Part III.

         (1) In addition to any affirmative vote required by law or the Restated Articles of Incorporation, any of the following transactions (each of which is referred to herein as a "Business Combination") shall comply with the requirements specified in paragraph (2) of this Part III:

              (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder;

              (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more;

              (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more;

             (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

             (v) any reclassification of securities (including any reverse stock split, or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder or any Affiliate of an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share owned directly or indirectly by any Interested Shareholder or any Affiliate of any Interested Shareholder of the outstanding shares of any class of capital stock of the Corporation entitled to vote generally in the election of Directors (the "Voting Stock") or any securities convertible into such stock.





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
         (2) A Business Combination may be consummated only if all of the conditions specified in one or more of the following subparagraphs (A), (B) or
(C) are met:

             (A) The Business Combination shall have been approved by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise. For purposes of this Part III, each share of Voting Stock shall have the number of votes prescribed in or pursuant to Article 4 hereof.

             (B) The Business Combination shall have been approved by two-thirds of the Continuing Directors (as hereinafter defined) then in office.

             (C) All of the conditions specified in clauses (i) through (iv) of this subparagraph (C) shall have been met:

                 (i) The aggregate amount of cash and the Fair Market Value (as of the date of the consummation of the Business Combination) of consideration other than cash to be received per share by holders of Common Stock of the Corporation in such Business Combination shall be at least equal to the highest amount determined under subclauses (a) or (b) below:

                    (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any share of Common Stock of the Corporation acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; or

                    (b) the Fair Market Value per share of Common Stock of the Corporation on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Part III as the "Determination Date"), whichever is higher.

                 (ii) The aggregate amount of cash and the Fair Market Value (as of the date of the consummation of the Business Combination) of consideration other than cash to be received per share by holders of any other class or series of the Corporation's capital stock in such Business Combination shall be at least equal to the highest amount determined under subclauses (a),
(b) or (c) below:

                    (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any share of such class or series of the Corporation's capital stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; or

                    (b) the Fair Market Value per share of such class or series of capital stock on the Announcement Date or the Determination Date whichever is higher; or

                    (c) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of capital stock would be entitled in the event of a voluntary or involuntary liquidation of the Corporation.

                 (iii) The consideration to be received by holders of a particular class or series of the Corporation's capital stock shall be in cash or in the same form, as the Interested Shareholder has previously paid for shares of such class or series of capital stock. If the Interested Shareholder has paid for shares of a class or series of the Corporation's capital stock with varying forms of consideration, the form of consideration shall be either cash or the form used to acquire the largest number of shares of such class or series of capital stock previously acquired by it. The price determined in accordance with clause (i) or (ii) of this subparagraph (C) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                 (iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business
Combination:

                    (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor the full amount of any dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock of the Corporation as to dividends or upon liquidation;

                    (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock of the Corporation (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) any increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and

                    (c) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Common Stock or any other class or series of capital





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
stock of the Corporation except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                 (v) After such Interested Shareholder has become an Interested Stockholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                 (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         (3)  For the purposes of this Part III:

              (A) The term "person" shall mean any individual, firm, corporation or other entity.

              (B) The term "Interested Shareholder" shall mean at any date any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                 (i) is the beneficial owner (as hereinafter defined) of more than 10% of the Voting Stock;

                 (ii) is an Affiliate (as hereinafter defined) of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the Voting Stock; or

                 (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.





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
              (C)  A person shall be a "beneficial owner" of any Voting Stock:

                 (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly;

                 (ii) which such person or any of its Affiliates or Associates, directly or indirectly, has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; and

                 (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

              (D) For the purposes of determining whether a person is an Interested Shareholder pursuant to subparagraph (B) of this paragraph (3), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (C) of this paragraph (3) but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

              (E) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 1, 1985.

              (F) The term "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subparagraph (B) of this paragraph (3), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

              (G) The term "Continuing Director" means any Director of the Corporation who was elected as a Director at the annual meeting of the shareholders on May 1, 1979 or who has been designated (before or after his election to office) as a Continuing Director by a majority of the then Continuing Directors.

              (H) The term "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the national consolidated transaction reporting system for stocks listed on the New York Stock Exchange or the American Stock Exchange, or reported in the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if such stock is not quoted on the national consolidated transaction reporting system or any system then in use, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Directors of the Corporation in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

              (I) In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in clauses (i) and (ii) of subparagraph (C) of paragraph (2) of this Part III shall include the shares of capital stock retained by the holders of such shares.

         (4) A majority of the Corporation's Directors shall have the power and duty to determine for the purpose of this Part III, on the basis of information known by them, (a) the number of shares of Voting Stock beneficially owned by any person, (b) whether a person is an Affiliate or Associate of another or (c) whether a person has an agreement, arrangement of understanding with another as to any matter referred to in subparagraph (C) of paragraph (3) of this Part III. Any such determination made in good faith shall be conclusive and binding for all purposes of this Part III.

         (5) Nothing contained in this Part III shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         (6) Notwithstanding any other provisions of the Restated Articles of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Restated Articles of Incorporation or the bylaws of the Corporation), the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Part III; provided, however, that this paragraph (6) shall not apply to any such amendment, repeal or adoption which has been recommended to the shareholders of the Corporation by two-thirds of the Continuing Directors then in office.





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
         10. This Restatement of Articles was authorized by the Shareholders of the Corporation at their Annual Meeting held on May 7, 1985.

Date:  May 7, 1985                      THE LIBERTY CORPORATION



                                        /s/  W. Hayne Hipp
                                        -------------------------------
                                        W. Hayne Hipp
                                        Chief Executive Officer



                                        /s/  Martha G. Williams
                                        ----------------------------------------
                                        Martha G. Williams, Vice President,
                                        General Counsel & Secretary




STATE OF SOUTH CAROLINA  )

COUNTY OF GREENVILLE     )

                 The undersigned W. Hayne Hipp and Martha G. Williams do hereby certify that they are the duly elected and acting President & Chief Executive Officer and Vice President, General Counsel & Secretary, respectively, of The Liberty Corporation and are authorized to execute this document; that each of the undersigned for himself does hereby further certify that he signed and was so authorized, has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.

Dated at Greenville, S.C., this 7th day of May, 1985.




                                        /s/  W. Hayne Hipp
                                        ----------------------------
                                        W. Hayne Hipp



                                        /s/  Martha G. Williams
                                        ----------------------------
                                        Martha G. Williams

                             ARTICLES OF AMENDMENT
                                       OF
                       SERIES A PARTICIPATING CUMULATIVE
                                PREFERRED STOCK

                                       OF

                            THE LIBERTY CORPORATION

                          Pursuant to Section 33-6-102
                             of the South Carolina
                            Business Corporation Act


        We, W. Hayne Hipp, President and Chief Executive Officer, and Martha G. Williams, Vice President, General Counsel and Secretary, of The Liberty Corporation, a corporation organized and existing under the South Carolina Business Corporation Act ("South Carolina Law"), in accordance with the provisions thereof, DO HEREBY CERTIFY:

        That pursuant to the authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the Corporation, the Board of Directors on August 7, 1990, duly adopted the following amendment creating a series of Preferred Stock in the amount and having the designation, voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof as follows:

        Section 1. Designation and Number of Shares. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 140,000.

        Section 2.  Dividends and Distributions.

        (A) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on the last day of March, June, September and December of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends or other distributions and 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than (i) a dividend payable in shares of Common Stock (as hereinafter defined) or (ii) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Corporation shall at any time after September 6, 1990 (the "Rights Declaration Date") pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses (i) and (ii) of the first sentence of paragraph (A)); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

        (C) Cash dividends on outstanding shares of Series A Preferred Stock shall commence to accrue and shall be cumulative (i) if issued on or prior to the record date for the first Quarterly Dividend Payment Date, from the date of issue of such shares, (ii) if issued during the period commencing immediately after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and ending at the close of such Quarterly Dividend Payment Date, from such Quarterly Dividend Payment Date or (iii) otherwise from the Quarterly Dividend Payment Date next preceding the date of issue of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

        Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

        (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of shareholders of the Corporation, except that, at any time when the holders of Series A Preferred Stock are entitled to elect two directors pursuant to Section 3(C) below, they shall not be entitled to participate with the holders of Common Stock in the election of any other directors. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of shareholders of the Corporation.

        (C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Series A Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two Directors.

        (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to sub-paragraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of

Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

        (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 50 days after such order or request or in default of the calling of such meeting within 50 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this paragraph
(C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of shareholders.

        (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

        (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease,
(y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Restated Articles of Incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph
(C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Articles of Incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

        (D) The Restated Articles of Incorporation of the Corporation shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

        (E) Except as otherwise provided herein, holders of Series A Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action.

        Section 4.  Certain Restrictions.

        (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not:

             (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

             (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

        (iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

        (iv) redeem, purchase or otherwise acquire for value any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        Section 5. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Restated Articles of Incorporation or as otherwise permitted under South Carolina Law.

        Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 7. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 8. No Redemption. The Series A Preferred Stock shall not be redeemable.

        Section 9. Rank. The Series A Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Corporation's preferred stock except any series that specifically provides that such series shall rank junior to the Series A Preferred Stock.

        Section 10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

        Section 11. Adoption of Articles of Amendment. These Articles were duly adopted by the Board of Directors without shareholder action pursuant to authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the Corporation. Shareholder action was not required for adoption of these Articles of Amendment under the Restated Articles of Incorporation of the Corporation.

        IN WITNESS WHEREOF, we have executed and subscribed these Articles this 10th day of August, 1990.

                                        THE LIBERTY CORPORATION


                                        /s/  W. Hayne Hipp
                                        -----------------------------------
                                        W. Hayne Hipp, President and
                                        Chief Executive Officer



                                        /s/  Martha G. Williams
                                        -----------------------------------
                                        Martha G. Williams, Vice President,
                                        General Counsel and Secretary


STATE OF SOUTH CAROLINA  )

COUNTY OF GREENVILLE     )

        The undersigned W. Hayne Hipp and Martha G. Williams do hereby certify that they are the duly elected and acting President & Chief Executive Officer and Vice President, General Counsel & Secretary, respectively, of The Liberty Corporation and are authorized to execute this document; that each of the undersigned for himself or herself does hereby further certify that he or she signed and was so authorized, has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his or her information and belief.

Dated at Greenville, S.C., this 10th day of August, 1990.


                                        /s/  W. Hayne Hipp
                                        ----------------------
                                        W. Hayne Hipp



                                        /s/  Martha G. Williams
                                        -----------------------
                                        Martha G. Williams

                            STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                             ARTICLES OF AMENDMENT



        Pursuant Section Section 3-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

        1.  The name of the corporation is THE LIBERTY CORPORATION.

        2. On November 5, 1991, the corporation adopted the following Amendment(s) of its Articles of Incorporation.

             (Type or attach the complete text of Each Amendment)


                                SEE ATTACHMENT



        3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:
            (if not applicable, insert "not applicable" or "N/A").

                                      N/A

        4.  Complete either a or b, whichever is applicable.

            a. / / Amendment(s) adopted by shareholder action.

               At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

            Number of       Number of            Number of Votes      Number of Undisputed*
 Voting     Outstanding     Votes Entitled       Represented          Shares Voted
 Group      Shares          to be Cast           at the meeting       For           Against
 ------     -----------     --------------       ----------------     ---------------------

  *NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively State the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

    b.    /X/   The amendment(s) was duly adopted by the Incorporators or board of directors without shareholder approval pursuant to Section
                33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina
                Code as amended, and shareholder action was not required.

 5. Unless a delayed date is specified, the effective date of these Articles of Amendments shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b))_______________________________.


DATE:  November 8, 1991                 THE LIBERTY CORPORATION
                                        ------------------------------------
                                        (Name of Corporation)

                                        By:  /s/ Martha G. Williams
                                        ------------------------------------
                                                (Signature)

                                        Martha G. Williams, Vice President,
                                        ------------------------------------
                                        General Counsel & Secretary
                                        ------------------------------------
                                        (Type or Print Name and Office)

                              FILING INSTRUCTIONS

 1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

 2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

 3. Filing fees and taxes payable to the Secretary of State at time of filling application.


        Filing Fee        $ 10.00
        Filing Tax         100.00
        Total             $110.00

        FURTHER RESOLVED, that Article 4 (a) of the Certificate of Incorporation, as heretofore amended by certificates filed pursuant to law, is amended to read in its entirety as follows:

"4. (a) The Corporation is authorized to issue shares of stock as follows:

                    Authorized Number
Class of Shares      of Each Class      Par Value
- ---------------      --------------    -----------
Common Stock         50,000,000          $1.00
Preferred Stock      10,000,000          $1.00

        The relative rights, preferences and limitations of the shares of each class, and of each series within a class, shall be as set forth in, or established pursuant to this Article 4."


                                        /s/  Martha G. Williams
                                        ------------------------------
                                        Martha G. Williams
                                        Vice President
                                        General Counsel and Secretary

                            STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                             ARTICLES OF AMENDMENT



        Pursuant Section Section 3-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.      The name of the corporation is THE LIBERTY CORPORATION.

2. On May 5, 1992, the corporation adopted the following Amendment(s) of its Articles of Incorporation.

              (Type or attach the complete text of Each Amendment)



                         See Exhibit A attached hereto.


 3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "N/A").

                                      N/A

4.      Complete either a or b, whichever is applicable.

        a.  /x/  Amendment(s) adopted by shareholder action.

            At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

               Number of     Number of            Number of  Votes      Number of Undisputed*
Voting         Outstanding   Votes Entitled       Represented           Shares Voted
Group          Shares        to be Cast           at the meeting        For             Against
- -------------  ------------  ------------------   -----------------     -----------------------
Common Stock   15,877,310     15,877,310          15,301,378            15,018,859      101,440


  *NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively State the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

      b. / / The amendment(s) was duly adopted by the Incorporators or board of directors without shareholder approval pursuant to
              Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South
              Carolina Code as amended, and shareholder action was not required.

 5. Unless a delayed date is specified, the effective date of these Articles of Amendments shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)) _____________________.


 DATE:    May 5, 1992                   THE LIBERTY CORPORATION
                                    -------------------------------------------
                                        (Name of Corporation)

                                    By: /s/ Martha G. Williams
                                    -------------------------------------------
                                             (Signature)

                                    Vice President, General Counsel & Secretary
                                    -------------------------------------------
                                          (Type or Print Name and Office)

                              FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. Filing fees and taxes payable to the Secretary of State at time of filling application.


        Filing Fee        $ 10.00
        Filing Tax         100.00
        Total             $110.00

                                   EXHIBIT A

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

        Article 4.(a) of the Articles of Incorporation of The Liberty Corporation, as previously amended, shall be further amended by deleting wherever used the term, "Par Value", and the amount of Par Value, so that upon adoption of this Amendment, Article 4.(a) of the Articles of Incorporation will read as follows:

                4.(a) The Corporation is authorized to issue shares of stock as follows:


                                                 Authorized Number
                           Class of Shares         of Each Class
                           ---------------       -----------------
                           Common Stock              50,000,000

                           Preferred Stock           10,000,000


        The relative rights, preferences and limitations of the shares of each class, and of each series within a class, shall be as set forth in, or established pursuant to, this Article 4.

                            STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                             ARTICLES OF AMENDMENT



        Pursuant Section Section 3-10-106 of the 1976 South Carolina Code, as amended, the under-signed corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.      The name of the corporation is THE LIBERTY CORPORATION.

2. On February 23, 1994, the corporation adopted the following Amendment(s) of its Articles of Incorporation.

             (Type or attach the complete text of Each Amendment)


                        SEE EXHIBIT A ATTACHED HERETO


3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "N/A").

                                       N/A

4.      Complete either a or b, whichever is applicable.

        a.       /  / Amendment(s) adopted by shareholder action.

                 At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                    Number of    Number of         Number of Votes      Number of Undisputed*
Voting              Outstanding  Votes Entitled    Represented          Shares Voted
Group               Shares       to be Cast        at the meeting       For         Against
- ------              -----------  --------------    --------------       ---------------------

  *NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively State the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

    b.    /x/   The amendment(s) was duly adopted by the Incorporators
                or board of directors without shareholder approval pursuant to
                Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South
                Carolina Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendments shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b))
        _______________________________.


DATE:  February 23, 1994                     THE LIBERTY CORPORATION
                                     -------------------------------------------
                                              (Name of Corporation)

                                     By:  /s/ Martha G. Williams
                                     -------------------------------------------
                                               (Signature)

                                          Martha G. Williams, Vice President,
                                     ------------------------------------------
                                          General Counsel & Secretary
                                     ------------------------------------------
                                         (Type or Print Name and Office)

                              FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. Filing fees and taxes payable to the Secretary of State at time of filling application.


        Filing Fee        $ 10.00
        Filing Tax         100.00
        Total             $110.00

                                   EXHIBIT  A
                                       TO
                             ARTICLES OF AMENDMENT
                                       OF
                            THE LIBERTY CORPORATION


                                  ESTABLISHING
                        SERIES 1994-B VOTING CUMULATIVE
                                PREFERRED STOCK


          The Restated Articles of Incorporation of The Liberty Corporation (the "Corporation"), as previously amended, are hereby further amended to establish a special series of preferred stock and to set forth the preferences, limitations and relative rights of such series of preferred stock, all in accordance with resolutions adopted by the Board of Directors on December 15, 1993 and resolutions adopted by a Special Committee of the Board of Directors on February 23, 1994 (acting under specific authorization of the Board of Directors), all pursuant to the authority granted by Article 4 of the Restated Articles of Incorporation of the Corporation, which preferences, limitations and relative rights are as follows:

         1.      Designation and Number of Preferred Shares.   The series of
preferred stock, no par value, established by the Board of Directors as described herein shall consist of 600,000 shares and shall be designated "Series 1994-B Voting Cumulative Preferred Stock" (hereinafter, the "1994-B Preferred Stock").

         2. Dividends. Dividends on the 1994-B Preferred Stock shall be at the rate of 5.6% per annum, shall accrue daily (whether or not declared) on the basis of a 360-day year of twelve 30-day months, shall be paid on or before the last day of each calendar quarter, but only as and when declared by the Board of Directors in accordance with applicable law (and subject to the Corporation's right to defer payment of dividends with respect to affected shares of 1994-B Preferred Stock until the owners complete applicable procedures for the issuance to them of stock certificates pursuant to the merger of American Funeral Assurance Company with a subsidiary of the Corporation (the "American Merger")), and shall commence to accrue and shall be cumulative (but unpaid, accumulated dividends shall not accrue dividends or bear interest), as follows:

                 (a) if issued as of the effective date of the American Merger, then from and including the effective date of the American Merger;

                 (b) if issued as of a date after the effective date of the American Merger but during the period commencing immediately after the record date for a dividend on the 1994-B Preferred Shares and ending at the close of the calendar quarter for such dividend, then from the end of the calendar quarter for which such last dividend payment was made; and

                 (c) otherwise from the beginning of the calendar quarter in which such shares are issued.

         3. Rank. No dividends or any other distributions on the common shares of the Corporation (the "Common Stock") or any other stock of the Corporation ranking junior to the 1994-B Preferred Stock shall be paid or declared and set apart for payment unless all accumulated and unpaid dividends (whether or not declared) on the 1994-B Preferred Stock have been paid or declared set apart for payment. The 1994-B Preferred Stock shall be on a parity with all other series of preferred stock of the Corporation as to payment of dividends or other distributions (including upon liquidation), whether such series are now existing or are created in the future, unless a series of preferred stock of the Corporation expressly provides that it is either senior or junior to the 1994- B Preferred Stock.

         4. Voting Rights. The holders of shares of 1994-B Preferred Stock shall be entitled to one vote per share on any matters submitted to a vote of the shareholders of the Corporation and on any other matters required by applicable law to be submitted to a vote of the holders of the 1994-B Preferred Stock.

         5.      Redemption--At Election of the Corporation.

                 (a) Generally. Subject to applicable law, the Corporation has the right to elect to redeem any or all of the 1994-B Preferred Stock from time to time at any time after March 24, 1999 in exchange for either cash or Common Stock in an amount determined in accordance with Section 8 hereof and otherwise on the terms set forth in this Section 5. If less than all of the issued and outstanding shares of 1994-B Preferred Stock are to be redeemed, then the shares of 1994-B Preferred Stock to be redeemed shall be selected either pro rata, by lot, or in such other equitable manner as determined by the Board of Directors.

                 (b)      Notice of Redemption.   The Corporation shall give
written notice of its election to redeem 1994-B Preferred Stock pursuant to this Section 5 to each registered holder of the shares of 1994-B Preferred Stock to be redeemed. Such notice shall set forth the total number of shares of 1994-B Preferred Stock being redeemed from such holder and in the aggregate and the date of the redemption selected by the Corporation. The Corporation's redemption notice shall be mailed to each such registered holder's address specified in the share records of the Corporation by first class mail, postage prepaid, not less than 30 days nor more than 60 days prior to the redemption date selected by the Corporation.

                 (c) The Redemption. The 1994-B Preferred Stock as to which the Corporation's redemption notice has been given shall be redeemed on the date specified in such notice. On the redemption date: (i) the Corporation shall deliver (or make available for delivery upon compliance with clause (ii) of this Section 5(c)) the Redemption Consideration (defined in
Section 8 hereof) to the registered holders of shares of 1994-B Preferred Stock being redeemed, which Redemption Consideration shall include any accumulated and unpaid dividends (whether or not declared) to and including the redemption date; and (ii) such holders shall deliver (or shall have delivered prior to such redemption date) to the Corporation in exchange for such Redemption Consideration the share certificates representing the 1994-B Preferred Stock being redeemed, duly endorsed by the registered holders in blank or with executed stock powers duly executed by the registered holders in blank, in each case with signatures guaranteed by a financial institution or brokerage firm having membership in good standing in a recognized guarantee program. In case less than all the shares of 1994-B Preferred Stock represented by any such certificates are redeemed, new share certificates representing the unredeemed shares of 1994-B Preferred Stock shall be issued to such holders without cost to such holders.

         6.      Failure to Surrender Certificates; Effect of Redemption.
When the Corporation has duly and properly given notice for redemption of 1994-B Preferred Stock in accordance with Section 5(b) and applicable law and any registered holder of the 1994-B Preferred Stock fails to present the certificate(s) representing the 1994-B Preferred Stock to be redeemed or otherwise take action required by the Corporation's redemption notice in accordance with the Restated Articles of Incorporation and applicable law then, as of the redemption date: (i) the 1994-B Preferred Stock held by such registered holder shall be deemed to have been redeemed and to be no longer outstanding; (ii) each such holder's right to receive dividends on such 1994-B Preferred Stock shall cease to accrue; and (iii) all other rights with respect to such 1994-B Preferred Stock shall cease and terminate, except the right of each such holder to receive the Redemption Consideration distributable to such holder upon such redemption, without interest.

         7.      Redemption--At Request of Holder.

                 (a)      Generally.   Subject to applicable law, each
registered holder of 1994-B Preferred Stock has the right to require the Corporation, at any time after March 24, 1999, to redeem any or all of such holder's 1994-B Preferred Stock in exchange for cash or Common Stock in an amount determined in accordance with Section 8 hereof and otherwise on the terms set forth in this Section 7.

                 (b) Request for Redemption and Notice of Redemption. If a registered holder of 1994-B Preferred Stock desires to have any or all of such holder's 1994-B Preferred Stock redeemed, then such holder shall give written notice of such desire to the Corporation at the Corporation's principal executive office to the attention of the Legal Department or at such other office or agency designated by the Corporation for such purpose, accompanied by the share certificates representing the 1994-B Preferred Stock being redeemed, duly endorsed by the registered holder in blank or with executed stock powers duly executed by the registered holder in blank, in each case with signatures guaranteed by a financial institution or brokerage firm having membership in good standing in a recognized guarantee program. A holder of 1994-B Preferred Stock may give no more than one such notice during any calendar year. Within 10 days after the Corporation's receipt of such holder's redemption request notice, the Corporation may give such holder written notice at such holder's address set forth in the redemption request notice, or if none is set forth in such notice, to such holder's address in the share records of the Corporation, setting forth a date, not sooner than 10 days nor later than 60 days from the Corporation's giving of its redemption notice, which shall be the redemption date for the stock covered by such notice. Unless the Corporation gives any such notice specifying a different date for redemption, the redemption pursuant to this Section 7(b) shall be effective as of the last day of the calendar quarter during which the Corporation receives such holder's redemption request notice.

                 (c) The Redemption. On the applicable redemption date, the Corporation, directly or through its agent, shall redeem the shares of 1994-B Preferred Stock as to which the redemption request notice has been received by the Corporation and shall deliver or send the Redemption Consideration (defined in Section 8 hereof) to the registered holder of the 1994-B Preferred Stock being redeemed. In case less than all the shares of 1994-B Preferred Stock represented by any surrendered certificate are redeemed, a new share certificate representing the unredeemed shares of 1994-B Preferred Stock shall be issued to such holder without cost to such holder.

         8. Redemption Consideration. The consideration delivered by the Corporation in exchange for the shares of 1994-B Preferred Stock redeemed (the "Redemption Consideration") shall be paid, at the Corporation's option, in cash, shares of Common Stock, or a combination of cash and Common Stock, as follows:

                 (a) for shares redeemed in cash, an amount equal to $37.50 per share of 1994-B Preferred Stock redeemed, plus any accumulated and unpaid dividends (whether or not declared) to and including the redemption date, such consideration to be paid by check; and

                 (b) for shares redeemed in Common Stock, the Corporation shall deliver share certificates representing: (i) the number of shares of Common Stock having a "market value" equal to the sum of $37.50 plus the amount of any accumulated and unpaid dividends per share (whether or not declared) on the 1994-B Preferred Stock times the number of shares of 1994-B Preferred Stock being redeemed, or (ii) in the case of a redemption pursuant to Section 5, the number of shares of Common Stock into which the 1994- B Preferred Stock could have been converted on the last business day before the redemption date (if such conversion were permissible under Section 11), but only if such number of shares is higher than the number of shares computed pursuant to clause (i). As used herein, "market value" shall be based on the average of the daily closing prices of the shares of Common Stock for the ten consecutive business days ending on the third day before the redemption date.

         9. Negotiated Repurchase. In addition to or in lieu of exercising any redemption rights provided herein, the Corporation and any holder of the 1994-B Preferred Stock may negotiate and agree upon terms pursuant to which the Corporation will repurchase any or all of the shares of 1994-B Preferred Stock held by such shareholder. Any such negotiated purchase may be consummated without restriction or requirement as to time, amount paid by the Corporation, pro rata repurchase by the Corporation, or any other restriction or requirement contained herein.

         10. No Sinking Fund. No sinking fund exists for the redemption of 1994-B Preferred Stock.

         11.     Conversion Rights of 1994-B Preferred Stock into Common Stock.

                 (a) Right to Convert. At the option of the holder thereof and upon compliance with the provisions of this Section 11 as to surrender thereof, each share of the 1994-B Preferred Stock shall be convertible at any time into fully paid and nonassessable Common Stock at the rate of one share of Common Stock of the Corporation for each such share of 1994-B Preferred Stock; provided, however, that if the Corporation has given notice for redemption of such holder's shares of 1994-B Preferred Stock, the right of conversion as to such shares shall terminate at the close of business on the seventh day prior to the redemption date; and provided, further, that if default shall be made by the Corporation in the payment of the Redemption Consideration for such shares, then conversion rights in respect thereof, if any, shall again be in full force and effect.

                 (b) Procedure. Before any holder of shares of the 1994-B Preferred Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates for such 1994-B Preferred Stock, duly assigned to the Corporation at its principal executive office, or at such other office or agency designated by the Corporation for such purpose, accompanied by written notice to the Corporation of the election to convert such shares into Common Stock, stating therein the name or names in which the certificate or certificates of Common Stock are to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of any and all transfer taxes payable upon the issue of Common Stock in such name or names and such other documentation reasonably requested by the Corporation.

                          (1)     As soon as practicable after such surrender
of certificate or certificates, the Corporation shall issue and deliver to such holder, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made as of the next business day following the Corporation's receipt of such certificate or certificates for shares of 1994-B Preferred Stock to be converted, accompanied by any required taxes or other documentation, and on and after such date the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock.

                          (2)     No payment or adjustment shall be made on
account of any dividends accumulated and unpaid on any shares of 1994-B Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issuable on such conversion.

                 (c)      Conversion Adjustments.

                          (1)     If the Corporation shall (i) pay a dividend
payable in Common Stock, (ii) subdivide outstanding Common Stock into a larger number of shares of Common Stock by reclassification or otherwise, or (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock by reclassification or otherwise, then in each such case, the holder of each share of 1994-B Preferred Stock shall thereafter be entitled to receive upon the conversion of such share, the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such 1994-B Preferred Stock been converted immediately prior to the happening of such event.

                          (2)     In the case of any capital reorganization of
the Corporation or of any reclassification of the Common Stock, or in the case of the consolidation of the Corporation with or the merger of the Corporation with or into any other entity or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other person, the 1994-B Preferred Stock shall after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer be convertible into the number of shares of stock or other securities or property which a holder of the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, lease or other transfer) upon conversion of the 1994-B Preferred Stock would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interest thereafter of the holders of the 1994-B Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the 1994-B Preferred Stock.

The subdivision or combination of Common Stock issuable upon conversion of 1994-B Preferred Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this Section 11(c)(2).

                          (3)     No fractional shares of Common Stock shall be
issued on any conversion, but in lieu thereof the Corporation shall, at its option: (i) pay therefor cash in an amount equal to the current market value of such fractional interest, or (ii) make such arrangements as the Board of Directors shall approve to enable the holder of a fractional interest to sell such interest or buy an additional fractional interest sufficient to make one whole share of Common Stock.

                 (d) Reservation of Common Stock. The Corporation shall reserve at all times while any 1994- B Preferred Stock remains outstanding, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Stock, or both, solely for the purposes of effecting the conversion of the 1994-B Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding 1994-B Preferred Stock.

                 (e) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the 1994-B Preferred Stock will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance of them, and the Corporation shall take no action which causes a contrary result.

         12. Liquidation Rights. Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the registered holders of the 1994-B Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Corporation, before any payment or distribution shall be made on the Common Stock, cash or other property having a fair market value or some combination thereof in an amount equal to $37.50 per share, plus an amount equal to all accumulated and unpaid dividends (whether or not earned or declared) to and including the date of final distribution to the registered holders of the 1994-B Preferred Stock, and no more, before any distribution shall be made to the registered holders of Common Stock. If the assets of the Corporation available for distribution to the registered holders of 1994-B Preferred Stock shall be insufficient to pay the full amount to which all such holders are entitled pursuant to the forgoing, then each such holder shall be entitled to share pro rata in the amounts so available. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

                            STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                             ARTICLES OF AMENDMENT


    Pursuant to Section 3-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.  The name of the corporation is  THE LIBERTY CORPORATION

2. On March 28, 1994, the corporation adopted the following Amendment(s) of its Articles of Incorporation:
              (Type or attach the complete text of each Amendment)



                         SEE EXHIBIT A ATTACHED HERETO



3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").


                                 NOT APPLICABLE


4.  Complete either a or b, whichever is applicable.
    a. /  /    Amendment(s) adopted by shareholder action.
             At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:




          Number of     Number of       Number of Votes   Number of Undisputed*
Voting    Outstanding   Votes Entitled  Represented at         Shares Voted
Group     Shares        to be Cast      the meeting       For           Against
- -----     ------        ----------      -----------       ---------------------

*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of shares cast for the amendment by each voting group was sufficient for approval by that voting group.

    b. /X/ The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina
             Code as amended, and shareholder action was not required.


5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)):
                                     ------------------

DATE  March 28, 1994                       THE LIBERTY CORPORATION
                                          --------------------------------
                                                (Name of Corporation)

                                  By:       /s/ Martha G. Williams
                                          --------------------------------
                                                         (Signature)

                                            Martha G. Williams, Vice President,
                                            General Counsel and Secretary
                                          ------------------------------------
                                             (Type or Print Name and Office)



                              FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. Filing fees and taxes payable to the Secretary of State at time of filing application.

        Filing Fee                                         $ 10.00
        Filing Tax                                          100.00
        Total                                              $110.00





                                                 Form Approved by South Carolina
                                                 Secretary of State 1/89

                                   EXHIBIT A
                                       TO
                             ARTICLES OF AMENDMENT
                                       OF
                            THE LIBERTY CORPORATION

                                  ESTABLISHING
                        SERIES 1994-A VOTING CUMULATIVE
                                PREFERRED STOCK

    The Restated Articles of Incorporation of The Liberty Corporation (the "Corporation"), as previously amended, are hereby further amended to establish a special series of preferred stock and to set forth the preferences, limitations and relative rights of such series of preferred stock, all in accordance with resolutions adopted by the Board of Directors on February 1, 1994 and resolutions adopted by a Special Committee of the Board of Directors on March 28, 1994 (acting under specific authorization of the Board of Directors), all pursuant to the authority granted by Article 4 of the Restated Articles of Incorporation of the Corporation, which preferences, limitations and relative rights are as follows:

    1. Designation and Number of Preferred Shares. The series of preferred stock, no par value, established by the Board of Directors as described herein shall consist of 670,000 shares and shall be designated "Series 1994-A Voting Cumulative Preferred Stock" (hereinafter, the "1994-A Preferred Stock").

    2. Dividends. Dividends on the 1994-A Preferred Stock shall be at the rate of 6% per annum, shall accrue daily (whether or not declared) on the basis of a 360-day year of twelve 30-day months, shall be paid (i) with respect to the first calendar quarter during which any 1994-A Preferred Stock is issued, in advance for the remainder of such calendar quarter on each share of 1994-A Preferred Stock issued pursuant to the merger of State National Capital Corporation with and into the Corporation (the "State National Merger"), on the next business day after the effective date of the State National Merger and
(ii) thereafter on or before the last day of each calendar quarter, but only as and when declared by the Board of Directors in accordance with applicable law (and subject to the Corporation's right to defer payment of dividends with respect to affected shares of 1994-A Preferred Stock until the owners complete applicable procedures for the issuance to them of stock certificates pursuant to the State National Merger), and shall commence to accrue and shall be cumulative (but unpaid, accumulated dividends shall not accrue dividends or bear interest), as follows:

             (a) if issued as of the effective date of the State National Merger, then from and including the effective date of the State National Merger;

             (b) if issued as of a date after the effective date of the State National Merger but during the period commencing immediately after the record date for a dividend on the 1994-A Preferred Shares and ending at the close of the calendar quarter for such dividend, then from the end of the calendar quarter for which such last dividend payment was made; and

             (c) otherwise from the beginning of the calendar quarter in which such shares are issued.

    3. Rank. No dividends or any other distributions on the common shares of the Corporation (the "Common Stock") or any other stock of the Corporation ranking junior to the 1994-A Preferred Stock shall be paid or declared and set apart for payment unless all accumulated and unpaid dividends (whether or not declared) on the 1994-A Preferred Stock have been paid or declared and set apart for payment. The 1994-A Preferred Stock shall be on a parity with all other series of preferred stock of the Corporation as to payment of dividends or other distributions (including upon liquidation), whether such series are now existing or are created in the future, unless a series of preferred stock of the Corporation expressly provides that it is either senior or junior to the 1994-A Preferred Stock.

    4. Voting Rights. The holders of shares of 1994-A Preferred Stock shall be entitled to one vote per share on any matters submitted to a vote of the shareholders of the Corporation and on any other matters required by applicable law to be submitted to a vote of the holders of the 1994-A Preferred Stock.

    5.       Redemption--At Election of the Corporation.

             (a) Generally. Subject to applicable law, the Corporation has the right to elect to redeem any or all of the 1994-A Preferred Stock from time to time at any time after May 1, 1999 in exchange for either cash or Common Stock in an amount determined in accordance with Section 8 hereof and otherwise on the terms set forth in this Section 5. If less than all of the issued and outstanding shares of 1994-A Preferred Stock are to be redeemed, then the shares of 1994-A Preferred Stock to be redeemed shall be selected either pro rata, by lot, or in such other equitable manner as determined by the Board of Directors.

             (b) Notice of Redemption. The Corporation shall give written notice of its election to redeem 1994-A Preferred Stock pursuant to this
Section 5 to each registered holder of the shares of 1994-A Preferred Stock to be redeemed. Such notice shall set forth the total number of shares of 1994-A Preferred Stock being redeemed from such holder and in the aggregate and the date of the redemption selected by the Corporation. The Corporation's redemption notice shall be mailed to each such registered holder's address specified in the share records of the Corporation by first class mail, postage prepaid, not less than 30 days nor more than 60 days prior to the redemption date selected by the Corporation.

             (c) The Redemption. The 1994-A Preferred Stock as to which the Corporation's redemption notice has been given shall be redeemed on the date specified in such notice. On the redemption date: (i) the Corporation shall deliver (or make available for delivery upon compliance with clause (ii) of this Section 5(c)) the Redemption Consideration (defined in Section 8 hereof) to the registered holders of shares of 1994-A Preferred Stock being redeemed, which Redemption Consideration shall include any accumulated and unpaid dividends (whether or not declared) to and including the redemption date; and
(ii) such holders shall deliver (or shall have delivered prior to such redemption date) to the Corporation in exchange for such Redemption Consideration the share certificates representing the 1994-A Preferred Stock being redeemed, duly endorsed by the registered holders in blank or with executed stock powers duly executed by the registered holders in blank, in each case with signatures guaranteed by a financial institution or brokerage firm having membership in good standing in a recognized guarantee program. In case less than all the shares of 1994-A Preferred Stock represented by any such certificates are redeemed, new share certificates representing the unredeemed shares of 1994-A Preferred Stock shall be issued to such holders without cost to such holders.

    6. Failure to Surrender Certificates; Effect of Redemption. When the Corporation has duly and properly given notice for redemption of 1994-A Preferred Stock in accordance with Section 5(b) and applicable law and any registered holder of the 1994-A Preferred Stock fails to present the certificate(s) representing the 1994-A Preferred Stock to be redeemed or otherwise take action required by the Corporation's redemption notice in accordance with the Restated Articles of Incorporation and applicable law then, as of the redemption date: (i) the 1994-A Preferred Stock held by such registered holder shall be deemed to have been redeemed and to be no longer outstanding; (ii) each such holder's right to receive dividends on such 1994-A Preferred Stock shall cease to accrue; and (iii) all other rights with respect to such 1994-A Preferred Stock shall cease and terminate, except the right of each such holder to receive the Redemption Consideration distributable to such holder upon such redemption, without interest.

    7.       Redemption--At Request of Holder.

             (a) Generally. Subject to applicable law, each registered holder of 1994-A Preferred Stock has the right to require the Corporation, at any time after May 1, 1999, to redeem any or all of such holder's 1994-A Preferred Stock in exchange for cash or Common Stock in an amount determined in accordance with
Section 8 hereof and otherwise on the terms set forth in this Section 7.

             (b) Request for Redemption and Notice of Redemption. If a registered holder of 1994-A Preferred Stock desires to have any or all of such holder's 1994-A Preferred Stock redeemed, then such holder shall give written notice of such desire to the Corporation at the Corporation's principal executive office to the attention of the Legal Department or at such other office or agency designated by the Corporation for such purpose, accompanied by the share certificates representing the 1994-A Preferred Stock being redeemed, duly endorsed by the registered holder in blank or with executed stock powers duly executed by the registered holder in blank, in each case with signatures guaranteed by a financial institution or brokerage firm having membership in good standing in a recognized guarantee program. A holder of 1994-A Preferred Stock may give no more than one such notice during any calendar year. Within 10 days after the Corporation's receipt of such holder's redemption request notice, the Corporation may give such holder written notice at such holder's address set forth in the redemption request notice, or if none is set forth in such notice, to such holder's address in the share records of the Corporation, setting forth a date, not sooner than 10 days nor later than 60 days from the Corporation's giving of its redemption notice, which shall be the redemption date for the stock covered by such notice. Unless the Corporation gives any such notice specifying a different date for redemption, the redemption pursuant to this Section 7(b) shall be effective as of the last day of the calendar quarter during which the Corporation receives such holder's redemption request notice.

             (c) The Redemption. On the applicable redemption date, the Corporation, directly or through its agent, shall redeem the shares of 1994-A Preferred Stock as to which the redemption request notice has been received by the Corporation and shall deliver or send the Redemption Consideration (defined in Section 8 hereof) to the registered holder of the 1994-A Preferred Stock being redeemed. In case less than all the shares of 1994-A Preferred Stock represented by any surrendered certificate are redeemed, a new share certificate representing the unredeemed shares of 1994-A Preferred Stock shall be issued to such holder without cost to such holder.

    8. Redemption Consideration. The consideration delivered by the Corporation in exchange for the shares of 1994-A Preferred Stock redeemed (the "Redemption Consideration") shall be paid, at the Corporation's option, in cash, shares of Common Stock, or a combination of cash and Common Stock, as follows:

             (a) for shares redeemed in cash, an amount equal to $35.00 per share of 1994-A Preferred Stock redeemed, plus any accumulated and unpaid dividends (whether or not declared) to and including the redemption date, such consideration to be paid by check; and

             (b) for shares redeemed in Common Stock, the Corporation shall deliver share certificates representing: (i) the number of shares of Common Stock having a "market value" equal to the sum of $35.00 plus the amount of any accumulated and unpaid dividends per share (whether or not declared) on the 1994-A Preferred Stock times the number of shares of 1994-A Preferred Stock being redeemed, or (ii) in the case of a redemption pursuant to Section 5, the number of shares of Common Stock into which the 1994-A Preferred Stock could have been converted on the last business day before the redemption date (if such conversion were permissible under Section 11), but only if such number of shares is higher than the number of shares computed pursuant to clause (i). As used herein, "market value" shall be based on the average of the daily closing prices of the shares of





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
Common Stock for the ten consecutive business days ending on the third day before the redemption date.

    9. Negotiated Repurchase. In addition to or in lieu of exercising any redemption rights provided herein, the Corporation and any holder of the 1994-A Preferred Stock may negotiate and agree upon terms pursuant to which the Corporation will repurchase any or all of the shares of 1994-A Preferred Stock held by such shareholder. Any such negotiated purchase may be consummated without restriction or requirement as to time, amount paid by the Corporation, pro rata repurchase by the Corporation, or any other restriction or requirement contained herein.

    10. No Sinking Fund. No sinking fund exists for the redemption of 1994-A Preferred Stock.

    11.      Conversion Rights of 1994-A Preferred Stock into Common Stock.

             (a) Right to Convert. At the option of the holder thereof and upon compliance with the provisions of this Section 11 as to surrender thereof, each share of the 1994-A Preferred Stock shall be convertible at any time into fully paid and nonassessable Common Stock at the rate of one share of Common Stock of the Corporation for each such share of 1994-A Preferred Stock; provided, however, that if the Corporation has given notice for redemption of such holder's shares of 1994-A Preferred Stock, the right of conversion as to such shares shall terminate at the close of business on the seventh day prior to the redemption date; and provided, further, that if default shall be made by the Corporation in the payment of the Redemption Consideration for such shares, then conversion rights in respect thereof, if any, shall again be in full force and effect.

             (b) Procedure. Before any holder of shares of the 1994-A Preferred Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates for such 1994-A Preferred Stock, duly assigned to the Corporation at its principal executive office, or at such other office or agency designated by the Corporation for such purpose, accompanied by written notice to the Corporation of the election to convert such shares into Common Stock, stating therein the name or names in which the certificate or certificates of Common Stock are to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of any and all transfer taxes payable upon the issue of Common Stock in such name or names and such other documentation reasonably requested by the Corporation.

                 (1) As soon as practicable after such surrender of certificate or certificates, the Corporation shall issue and deliver to such holder, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made as of the next business day following the Corporation's receipt of such certificate or certificates for shares





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
of 1994-A Preferred Stock to be converted, accompanied by any required taxes or other documentation, and on and after such date the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock.

                 (2) No payment or adjustment shall be made on account of any dividends accumulated and unpaid on any shares of 1994-A Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issuable on such conversion.

             (c) Conversion Adjustments.

                 (1) If the Corporation shall (i) pay a dividend payable in Common Stock, (ii) subdivide outstanding Common Stock into a larger number of shares of Common Stock by reclassification or otherwise, or (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock by reclassification or otherwise, then in each such case, the holder of each share of 1994-A Preferred Stock shall thereafter be entitled to receive upon the conversion of such share, the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such 1994-A Preferred Stock been converted immediately prior to the happening of such event.

                 (2) In the case of any capital reorganization of the Corporation or of any reclassification of the Common Stock, or in the case of the consolidation of the Corporation with or the merger of the Corporation with or into any other entity or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other person, the 1994-A Preferred Stock shall after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer be convertible into the number of shares of stock or other securities or property which a holder of the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon conversion of the 1994-A Preferred Stock would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interest thereafter of the holders of the 1994-A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the 1994-A Preferred Stock. The subdivision or combination of Common Stock issuable upon conversion of 1994-A Preferred Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this Section 11(c)(2).

                 (3) No fractional shares of Common Stock shall be issued on any conversion, but in lieu thereof the Corporation shall, at its option:
(i) pay therefor cash in





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
an amount equal to the current market value of such fractional interest, or
(ii) make such arrangements as the Board of Directors shall approve to enable the holder of a fractional interest to sell such interest or buy an additional fractional interest sufficient to make one whole share of Common Stock.

             (d) Reservation of Common Stock. The Corporation shall reserve at all times while any 1994-A Preferred Stock remains outstanding, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Stock, or both, solely for the purposes of effecting the conversion of the 1994-A Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding 1994-A Preferred Stock.

             (e) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the 1994-A Preferred Stock will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance of them, and the Corporation shall take no action which causes a contrary result.

    12. Liquidation Rights. Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the registered holders of the 1994-A Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Corporation, before any payment or distribution shall be made on the Common Stock, cash or other property having a fair market value or some combination thereof in an amount equal to $35.00 per share, plus an amount equal to all accumulated and unpaid dividends (whether or not earned or declared) to and including the date of final distribution to the registered holders of the 1994-A Preferred Stock, and no more, before any distribution shall be made to the registered holders of Common Stock. If the assets of the Corporation available for distribution to the registered holders of 1994-A Preferred Stock shall be insufficient to pay the full amount to which all such holders are entitled pursuant to the foregoing, then each such holder shall be entitled to share pro rata in the amounts so available. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.





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